EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Shares of Cartesian, Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.

The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

CARTESIAN HOLDINGS, INC.

By:	/s/ Murry Gunty
Name:	Murry Gunty
Title:	President

CARTESIAN HOLDINGS, LLC

By:	Blackstreet Capital Holdings, LLC, its Manager

By:	/s/ Murry Gunty
Name:	Murry Gunty
Title:	Chief Executive Officer

BLACKSTREET CAPITAL HOLDINGS, LLC

By:	/s/ Murry Gunty
Name:	Murry Gunty
Title:	Manager

BLACKSTREET CAPITAL INVESTORS, LLC

By:	/s/ Murry Gunty
Name:	Murry Gunty
Title:	Manager

BCH INVESTORS, LLC

By:	/s/ Murry Gunty
Name:	Murry Gunty
Title:	Manager

/s/ Murry Gunty
Murry Gunty